July 9, 2018

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: CG Core Total Return Fund
File no. 811-22899

Dear Sir or Madam:

We have read note 10 to the semiannual report filed under Form N-CSRS of CG Core Total Return Fund dated July 9, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Cohen & Company, LTD.

COHEN & COMPANY, LTD.